UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): October 3, 2024

PEBBLEBROOK HOTEL TRUST
(Exact name of registrant as specified in its charter)

Maryland	001-34571	27-1055421
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4747 Bethesda Avenue, Suite 1100, Bethesda, Maryland	20814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (240) 507-1300

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.01 par value per share	PEB	New York Stock Exchange
Series E Cumulative Redeemable Preferred Shares, $0.01 par value	PEB-PE	New York Stock Exchange
Series F Cumulative Redeemable Preferred Shares, $0.01 par value	PEB-PF	New York Stock Exchange
Series G Cumulative Redeemable Preferred Shares, $0.01 par value	PEB-PG	New York Stock Exchange
Series H Cumulative Redeemable Preferred Shares, $0.01 par value	PEB-PH	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.
6.375% Senior Secured Notes due 2029
On October 3, 2024, Pebblebrook Hotel, L.P. (the “Operating Partnership”), which is the operating partnership of Pebblebrook Hotel Trust (the “Company”), and PEB Finance Corp. (“Finance Corp.” and, together with the Operating Partnership, the “Issuers”), a wholly owned subsidiary of the Operating Partnership, issued $400 million aggregate principal amount of their 6.375% senior notes due 2029 (the “Notes”).
Private Placement and Use of Proceeds
The Notes were sold in a private placement (the “Private Placement”) in the United States only to accredited investors pursuant to an exemption from the Securities Act of 1933, as amended (the “Securities Act”), and subsequently resold to persons reasonably believed to be “qualified institutional buyers” pursuant to Rule 144A under the Securities Act and to non-U.S. persons pursuant to Regulation S under the Securities Act.
The estimated net proceeds to the Operating Partnership from the Private Placement were approximately $390.0 million, after deducting the initial purchasers’ discounts and estimated offering expenses payable by the Operating Partnership.
Concurrently with the closing of the Private Placement, the Operating Partnership used $353.3 million of the net proceeds to pay down three of its unsecured terms loans as described under Item 8.01 of this Current Report on Form 8-K. The Operating Partnership will use the balance of the net proceeds to pay down part of one or more of the Operating Partnership’s unsecured term loans and/or repurchase a portion of the convertible senior notes of the Company.
Indenture and Notes
The Notes were issued under an indenture, dated October 3, 2024 (the “Indenture”), among the Issuers, the Company, the subsidiary guarantors party thereto and UMB Bank, National Association, as trustee (the “Trustee”).
Maturity and Interest
The Notes will mature on December 15, 2029. Interest on the Notes will accrue at a rate of 6.375% per annum. Interest on the Notes will be payable semi-annually in cash in arrears on June 15 and December 15 of each year, commencing on June 15, 2025.
Guarantees
The Notes are fully and unconditionally guaranteed, jointly and severally, by the Company and each subsidiary of the Operating Partnership that guarantees any indebtedness under the Fifth Amended and Restated Credit Agreement, dated as of October 13, 2022 (as amended by the First Amendment to Fifth Amended and Restated Credit Agreement, dated as of January 3, 2024, as further amended by the Second Amendment to Fifth Amended and Restated Credit Agreement, dated as of September 18, 2024, and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Operating Partnership, as the borrower, the Company, as the parent REIT and a guarantor, certain subsidiaries of the Operating Partnership, as guarantors, Bank of America, N.A., as administrative agent and L/C issuer, and the other lenders party thereto.
Redemption
The Issuers may redeem the Notes at any time prior to October 15, 2026, in whole or in part, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, plus a make-whole premium. The Issuers may redeem the Notes at any time on or after October 15, 2026, in whole or in part, at a redemption price equal to (i) 103.188% of the principal amount thereof, should such redemption occur before October 15, 2027, (ii) 101.594% of the principal amount thereof, should such redemption occur before October 15, 2028, and (iii) 100.000% of the principal amount thereof, should such redemption occur on or after October 15, 2028, in each case plus accrued and unpaid interest, if any, to, but excluding, the redemption date.
In addition, at any time prior to October 15, 2026, the Issuers may redeem up to 40% of the principal amount of the Notes with an amount of cash not greater than the amount of the net cash proceeds from one or more equity offerings at a redemption price of 100.000% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, so long as at least 60% of the aggregate principal amount of the Notes remains outstanding immediately after each such redemption.

Covenants
The Indenture contains customary covenants that will limit the Operating Partnership’s ability and, in certain instances, the ability of its subsidiaries, to encumber assets; incur additional indebtedness; create liens securing indebtedness; make restricted payments; enter into agreements that restrict dividends or other payments; issue guarantees; sell assets; engage in transactions with affiliates; or merge, consolidate or transfer all or substantially all of its assets.
These limitations are subject to a number of important exceptions and qualifications set forth in the Indenture. In addition, the Indenture requires the Company and certain of its subsidiaries, including the Operating Partnership, to maintain total unencumbered assets as of the end of each fiscal quarter of not less than 150% of total unsecured indebtedness, in each case calculated on a consolidated basis.
Change of Control
In the event of a change of control coupled with credit rating downgrades of the Notes, the Operating Partnership must offer to repurchase the Notes at a repurchase price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date.
Events of Default
Events of default under the Indenture include, among others, the following with respect to the Notes: default for 30 days in the payment when due of interest on the Notes; default in payment when due of the principal of, or premium, if any, on the Notes; failure to comply with certain covenants in the Indenture for 60 days upon the receipt of notice by the Company from the Trustee or holders of at least 25% in aggregate principal amount of the Notes; acceleration or payment default of indebtedness of the Company, either of the Issuers or a significant subsidiary thereof in excess of a specified amount that remains uncured for 30 days; final judgments against the Company, either of the Issuers or a significant subsidiary thereof in excess of a specified amount that remains unpaid for 60 days; and certain events of bankruptcy or insolvency with respect to the Company, the either of the Issuers or a significant subsidiary thereof. In the case of an event of default arising from certain events of bankruptcy or insolvency with respect to the Company, either of the Issuers or a significant subsidiary thereof, all Notes then outstanding will become due and payable immediately without further action or notice. If any other event of default occurs with respect to the Notes, the Trustee or holders of at least 25% in aggregate principal amount of the Notes may declare all Notes then outstanding to be immediately due and payable.
The foregoing description of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by the full text of the Indenture and the Notes, respectively, copies of which are filed as Exhibits 4.1 and 4.2 to this Current Report on Form 8-K, respectively, and hereby incorporated herein by reference. This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy the Notes.
Item 8.01.    Other Events.
On October 3, 2024, the Operating Partnership used approximately $353.3 million of the net proceeds from the Private Placement to (i) repay the entire principal balance (and pay the interest accrued thereon) of its term loan that was to have matured in October 2024 (“Term Loan 2024”); (ii) repay $210.0 million of the principal balance (and pay the interest accrued thereon) of its term loan that will mature in October 2025 (“Term Loan 2025”); and (iii) repay $100.0 million of the principal balance of its term loan that will mature in October 2027 (“Term Loan 2027”). As a result of the repayments, the principal amounts outstanding on the three term loans as of October 3, 2024 are as follows: $0 on Term Loan 2024, $200.0 million on Term Loan 2025 and $360.0 million on Term Loan 2027.
Forward-Looking Statements
This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements are based upon management’s current expectations, beliefs, assumptions and estimates, and on information currently available to us, all of which are subject to change, and are not guarantees of timing, future results or performance. Statements regarding the amount of net proceeds and the intended use of the remaining net proceeds are forward-looking statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy and other factors as are described in greater detail in the Company’s filings with the Securities and Exchange Commission, including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2023. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
4.1	Indenture, dated October 3, 2024, among Pebblebrook Hotel, L.P., PEB Finance Corp., Pebblebrook Hotel Trust, the subsidiary guarantors party thereto and UMB Bank, National Association, as trustee.
4.2	Form of 6.375% Senior Secured Note due 2029 (included in Indenture in Exhibit 4.1).
99.1	Press release, issued October 3, 2024, regarding the closing of the Notes private placement.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEBBLEBROOK HOTEL TRUST

October 3, 2024	By:	/s/ Raymond D. Martz
		Name:	Raymond D. Martz
		Title:	Co-President, Chief Financial Officer, Treasurer and Secretary